Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260511) and Form S-8 (No. 333-172448, No. 333-222117 and No. 333-235865) of Contango Ore, Inc., of our report dated July 1, 2022, relating to the financial statements of Peak Gold, LLC, appearing as an exhibit in this Annual Report on Form 10-K of Contango Ore, Inc. for the year ended June 30, 2022.

/s/Moss Adams LLP

Houston, Texas

August 31, 2022